Exhibit 10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Financial Highlights” and to the incorporation by reference of our report dated July 19, 2006, with respect to the financial statements of FDP Series, Inc. for the year ended May 31, 2006 in this Registration Statement on Form N-1A under the Securities Act of 1933 (File No. 333-123779) and under the Investment Company Act of 1940 (File No. 811-21744) of FDP Series, Inc.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

September 20, 2006